Exhibit 10.03

EXHIBIT B

WARRANT TO PURCHASE STOCK

Company: Hallmark Venture Group, Inc.

Number of Shares: XXX

Class of Stock: Common

Initial Exercise Price Per Share: $2.00

Issue Date: October__, 2024

Expiry Date: October ___,2026

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $2.00 and for other good and valuable consideration, INVESTOR (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of Hallmark Venture Group, Inc. (the “Company” or “HLLK”) at the initial exercise price per Share ( the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise is substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holders shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 [Reserved].

1.3 No Rights Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the company prior to the exercise hereof.

1.4 Fair Market Value. For purposes of Section 1.2, if the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.7 Repurchase on Sale, Merger, or Consolidation of the Company

1.7.1 “Acquisition” For the purpose of this Warrant, “Acquisition” means (a) the closing of the sale, transfer or other disposition of all or substantially all of the HLLK’s assets, (b) the consummation of the merger or consolidation of HLLK with or into another entity (except a merger or consolidation in which the holders of capital stock of HLLK immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of HLLK or the surviving or acquiring entity), or any transaction or series of transactions to which HLLK is a party in which in excess of fifty percent (50%) of HLLK’s voting power is transferred, or (c) the exclusive license of all or substantially all of the intellectual property of HLLK to a third party.

1.7.2 Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

1.7.3 Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.

1.8 Expiry. Notwithstanding the foregoing, the Warrant shall expire on the Second Anniversary of this Warrant.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Splits, Subdivisions, and Combinations. If the Company at any time after the issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionally reduced. Conversely, if the Company combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionally increased.

2.2 Issuances Below Exercise Price. If the Company, at any time while this Warrant is outstanding, issues or sells any shares of Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share lower than the then-current Exercise Price, the Exercise Price shall not be adjusted, unless such issuance is part of a stock split or subdivision as outlined above. This provision shall not apply to Exempt Issuances, which include (i) shares issued pursuant to employee stock plans, (ii) shares issued as part of strategic partnerships, or (iii) shares issued pursuant to this Warrant.

2.3 No Adjustment for Issuances at Market Price. No adjustment shall be made to the Exercise Price for issuances of Common Stock or other securities at or above the market price of the Common Stock as of the date of such issuance.

2.4 No Dilutive Protection for Future Offerings. The Holder acknowledges that this Warrant does not include anti-dilution protection for future equity offerings, except as set forth in this Section. The Company may issue additional shares of Common Stock or other securities without triggering adjustments to the Exercise Price, except in the case of stock splits, subdivisions, or combinations as provided herein.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant price of this Warrant is unchanged.

2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7 Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall promptly provide the Holder with a written notice detailing the adjustment and the facts supporting the basis for such adjustment.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; 2 in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3 Information Rights. So long as the Holder holds this Warrant and /or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual financial statements of the Company.

3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be subject to the registration rights granted to any other holders of the Company’s common stock.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the second anniversary of the Issue Date hereof and up to and including the second anniversary of the Issue Date.

4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable , directly or indirectly, upon conversion of the shares, if any) may not be transferred or assigned in whole or in part without compliance with limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonable requested by the Company).

4.4 Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the company for reissuance to the transferee(s) (and Holder if applicable).

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its principles regarding conflicts of law.

By: Evan Bloomberg

Title: President & CEO

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to convert the attached Warrant into in the manner specified in the Warrant. This conversion is exercised with respect to _______________________ of the Shares covered by the Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

______________________________________

(Name)

________________________________________

________________________________________

(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Date)	(Signature)